Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Marathon Patent Group, Inc.

Los Angeles, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-198569, No. 333-196994, and No. 333-200394) of Marathon Patent Group, Inc. (“Company”) of our report dated April 4, 2017, relating to the consolidated financial statements which appears in this Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Los Angeles, CA

/s/ BDO USA, LLP

April 4, 2017